UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2006

THQ INC.

(Exact name of registrant as specified in charter)

Delaware	0-18813	13-3541686
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

29903 Agoura Road
Agoura Hills,
California		91301
(Address of principal executive offices)		(Zip Code)

(818) 871-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

THQ Inc. 2006 Long-Term Incentive Plan

On July 20, 2006, the stockholders of THQ Inc. (the “Registrant” or “THQ”) approved the THQ Inc. 2006 Long-Term Incentive Plan (“LTIP”), previously adopted by the Board of Directors of the Registrant on May 8, 2006 subject to stockholder approval. The LTIP provides for the grant of stock options (including incentive stock options), Stock Appreciation Rights (SARs), Restricted Stock Awards, Other Stock Unit Awards, and Performance Awards (in the form of Performance Shares or Performance Units) to eligible directors and employees of, and consultants or advisors to, the Registrant and its subsidiaries. Subject to certain adjustments, the total number of shares of THQ common stock that may be issued under the LTIP shall not exceed 6,000,000 shares. Shares subject to awards of stock options or SARs will count as one share for every one share granted against the share limit, and all other awards will count as 1.6 shares for every one granted against the share limit. The LTIP will replace both of the Registrant’s current long-term incentive plans,—the THQ Inc. Amended and Restated 1997 Stock Option Plan and the Third Amended and Restated Nonexecutive Employee Stock Option Plan.

The LTIP will be administered by the Registrant’s Compensation Committee of the Board of Directors, or by another committee of the Board of Directors.

The LTIP’s effective date is July 20, 2006. The LTIP will remain in effect until all shares subject to the LTIP have been purchased and/or acquired according to the provisions of the LTIP; provided, however, that no awards may be granted on or after the tenth anniversary of the effective date.

A summary of the LTIP is included in the Registrant’s 2006 Proxy Statement, as filed with the Securities and Exchange Commission on June 21, 2006, as Proposal Number 2, Approval of the THQ Inc. Long-Term Incentive Plan, along with a complete copy attached thereto as Exhibit A.

THQ Inc. Employee Stock Purchase Plan

On July 20, 2006, the stockholders of the Registrant approved the THQ Inc. Employee Stock Purchase Plan (“ESPP”), previously adopted by the Board of Directors of the Registrant on May 8, 2006 subject to stockholder approval. The ESPP provides eligible employees of the Registrant and its subsidiaries with an option to purchase the Registrant’s common stock through payroll deductions, and is designed to comply with Section 423 of the Internal Revenue Code. Employees who elect to participate in the ESPP will have an option to purchase a share of THQ’s common stock at the lessor of (i) 85% of the fair market value of a share of stock on the first day of the offering period, or (ii) 85% of the fair market value of a share of common stock on the last day of the offering period. Offering periods will consist of six months, or such other period as may be determined from time to time by the Compensation Committee of the Board of Directors, but in no event extend no longer than 27 months. A total of 500,000 shares of THQ common stock are authorized and reserved for issuance under the ESPP.

The ESPP will be administered by the Registrant’s Compensation Committee of the Board of Directors.

The ESPP’s effective date is July 20, 2006. The Board of Directors may at any time terminate, suspend or amend the ESPP; provided, however, that no amendment shall be effective unless approved by the Registrant’s stockholders.

A summary of the ESPP is included in the Registrant’s 2006 Proxy Statement, as filed with the Securities and Exchange Commission on June 21, 2006, as Proposal Number 3, Approval of the THQ Inc. Employee Stock Purchase Plan, along with a complete copy attached thereto as Exhibit B.

Amended and Restated Employment Agreement of Brian J. Farrell

On July 20, 2006, the Board of Directors of the Registrant approved the Amended and Restated Employment Agreement of Brian J. Farrell, the current President, Chief Executive Officer and Chairman of the Board of Directors of THQ (the “2006 Employment Agreement”). Mr. Farrell’s former Employment Agreement was due to expire on December 31, 2006. The 2006 Employment Agreement includes the following key provisions:

•                  Compensation - Mr. Farrell shall be paid an annual base salary of at least $626,000, subject to annual review as of March 31, 2007. In addition, Mr. Farrell is entitled to a bonus each fiscal year in accordance with the Registrant’s pay-for-performance plan. The Board of Directors may also award Mr. Farrell an additional performance bonus based upon the Registrant’s and his performance.

•                  Additional Benefits – Mr. Farrell will be entitled to a life insurance policy in the amount of $3.0 million, disability insurance in the amount of 80% of his base salary, a car allowance, and at least all other benefits made available by the Registrant to other senior executives of THQ in the United States.

•                  Term – Mr. Farrell will be employed by THQ as our President and Chief Executive Officer through March 31, 2010. Commencing on March 31, 2008 and thereafter, the 2006 Employment Agreement will be automatically extended each year on March 31 by a period of one (1) additional year if the Registrant has not given Mr. Farrell notice that it does not want to extend the 2006 Employment Agreement. The 2006 Employment Agreement will automatically terminate on March 31 of the calendar year in which Mr. Farrell turns 65 years of age.

The 2006 Employment Agreement may be terminated by the Registrant: (a) in the event of Mr. Farrell’s death or disability, or (b) for Cause, as defined in the 2006 Employment Agreement; and may be terminated by Mr. Farrell: (x) at will, or (y) for Good Reason, as defined in the 2006 Employment Agreement. In the event that Mr. Farrell terminates the 2006 Employment Agreement for Good Reason, he will be entitled to the following benefits: (i) a lump sum payment equal to (A) three years’ base salary, plus (B) bonus compensation at the highest possible annual bonus for three years (and no less than $460,000 per year); (ii) medical and dental insurance coverage for a specified period; (iii) life and disability insurance coverage for a specified period; (iv) various other perquisites as more fully described in the 2006 Employment Agreement; (v) the immediate vesting of all stock options, stock appreciation rights and restricted stock, if any, not fully vested at such time; (vi) the immediate vesting of Mr. Farrell’s rights in all other employee benefit and compensation plans; (vii) payment of the fees and disbursements incurred by counsel to Mr. Farrell as a result of the termination of Mr. Farrell’s employment; and (viii) appropriate office and secretarial assistance for six months after termination of Mr. Farrell’s employment. If Mr. Farrell were terminated in accordance with the foregoing he currently would receive a lump sum payment under item (i) of $3,961,860, plus the other benefits in items (ii) through (viii).

The 2006 Employment Agreement provides benefits to Mr. Farrell in addition to those described above if, within one year after a change of control, Mr. Farrell’s employment is terminated by the Registrant other than for Cause, or voluntarily by Mr. Farrell. A change of control includes such events as a person gaining 25% or more beneficial ownership of THQ, our current members of the Board of Directors ceasing to comprise at least a majority of our Board of Directors (with some exceptions), and/or certain mergers or a sale of THQ. Mr. Farrell would receive approximately the same amount of compensation upon a change in control that he would receive upon termination as specified in the preceding paragraph.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to (i) statements with respect to the THQ Inc. 2006 Long-Term Incentive Plan, the THQ Inc. Employee Stock Purchase Plan and the Amended and Restated Employment Agreement of Brian J. Farrell; and (ii) other statements identified by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “future” “intend,” “may,” “plan,” “positioned,” “potential,” “project,” “scheduled,” “set to,” “subject to,” “upcoming” and other similar expressions. These forward-looking statements are subject to business and economic risk and reflect current expectations by management of the Registrant, including estimates and projections about Registrant’s business, and are inherently uncertain and difficult to predict. Registrant’s actual results could differ materially. The forward-looking statements contained herein speak only as of the date on which they were made, and Registrant does not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

THQ INC.

	By:	/s/ Edward K. Zinser
Date: July 26, 2006		Edward K. Zinser,
Executive Vice President and Chief Financial Officer